UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 3, 2024

COMSCORE, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SCOR	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2024, the Board of Directors ("Board") of comScore, Inc. (the "Company") appointed Jeffrey B. Murphy to the Board, effective immediately. Mr. Murphy will serve as a Class III director with a term expiring at the 2025 annual meeting of stockholders of the Company. He will also serve as chair of the Board's Finance and Acquisitions Committee and as a member of the Audit Committee and the Nominating and Governance Committee.
Mr. Murphy was designated by Charter Communications Holding Company, LLC ("Charter") pursuant to the Stockholders Agreement, dated March 10, 2021, between the Company, Charter and the other purchasers of the Company's Series B Convertible Preferred Stock. Mr. Murphy replaced former Charter designee Pierre-Andre Liduena, who resigned from the Board effective April 1, 2024 in connection with his departure from an affiliate of Charter.
Mr. Murphy will earn cash retainers for his service on the Board and its committees in accordance with the Company's standard director compensation program. Under that program, Mr. Murphy will be eligible to receive annual retainers of $50,000 for service on the Board and $20,000 (in aggregate) for service on the committees referenced above. Retainers are paid quarterly in arrears and are prorated for directors who join the Board or relevant committees during the year. In addition, Mr. Murphy will receive a prorated restricted stock unit grant valued at $42,500, which will vest on the earliest of the Company's 2024 annual meeting of stockholders, June 30, 2024 or a change in control of the Company, with vested units to be deferred and delivered in shares of common stock upon the earlier of his separation from service or a change in control of the Company.
In connection with his appointment, Mr. Murphy will receive the Company's standard indemnification agreement for directors. The indemnification agreement generally requires the Company to indemnify directors to the fullest extent permitted by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Mary Margaret Curry
Mary Margaret Curry
Chief Financial Officer and Treasurer
Date: April 5, 2024
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